EXHIBIT 10.15


                    CENTRAL BANK MANAGEMENT INCENTIVE PROGRAM
                    -----------------------------------------
                           APPROVED SEPTEMBER 14, 2000


o   OBJECTIVES:
To provide incentive compensation to Bank management that:
     o    Rewards SUPERIOR performance;
     o    Promotes appropriate, individual impact and influence on results.
     o Focuses the employees on the important goals and objectives of the organization.

o  INCENTIVE ELIGIBILITY:

     1.   All Bank management staff members are eligible for incentive.

     2. The incentive for management staff members with less than one year's service will be pro-rated to reflect their tenure.

     3.   Management  staff members must have a performance  appraisal rating of
                                    ----
          "Fully Competent" or higher to be eligible to receive an incentive payment.

o  INCENTIVE CRITERIA:

     1.   Profitability   as  measured  by  net  incentive  income  (after  tax,
          excluding securities gains and bonus accrual).

                                      PLUS

     2. Three additional Bank criteria ("Critical Objectives") which are determined by the Board of Directors annually not later than the May Board meeting in conjunction with the review and approval of the Bank's Business Plan.

     3.   The recommended incentive percentages will be determined as follows:

               o Incentive determined as a result of the achievement of the net income objective according to the formula established for each fiscal year (incentive percentage increase as net income increases);

                                      PLUS

               o An ADDITIONAL PERCENTAGE added for each Bank critical objective accomplished. This percentage will be applied as follows:

                    o Officers (grades 10-12): credit of 2% for each Bank critical objective;
                    o Senior Officers (grade 13): credit of 3% to 4%* for each Bank critical objective; and
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INCENTIVE PLAN                                                             -2-
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                    o    Chief  Executive  Officer:  credit  of 5% for each Bank
                         critical objective.

                    4. Commercial Loan Officers (grade 12) will be each assigned one additional, individual critical objective
                                                   ----------
                         for loan production. Accomplishment of the individual critical objective will result in credit of 2% for incentive (in addition to credit for Bank critical objectives as may be accomplished); failure to accomplish the individual critical objective will result in a deduction of 2% from incentive.

                    * In measuring loans, only NET NEW MONEY ADVANCED will count toward the goal as measured on a per borrower basis. For example, an increase in a line that is not drawn will not result in a bonus. Also, if a borrower at the beginning of the year has 1 million outstanding and takes out new loans totaling 400,000 during the year, if the balance outstanding at the end of the year is less than 1 million, no bonus will be paid on those new originations.




* NOTE: Only the Senior Banking Officer is eligible for the higher percentages; this will remain in effort for as long as the Senior Banking Officer position is combined with the Senior Loan Officer position.